Exhibit 99.1

Hawk Systems, Inc. Launches Biometrics in the Auto Industry (Fingerprint Car Starter) SECUREPASSTM

JUNE 28, 2010 – WEST PALM BEACH, FL (BUSINESS WIRE) Auto theft is one of the biggest problems in the US today.  According to the National Insurance Crime Bureau, a vehicle is stolen in the US every 26 seconds. Hawk Systems, Inc.’s (OTCBB:HWSY) (“Hawk Systems”) has an innovative solution designed to protect from vehicle theft with the installation of Hawk Systems’ patented biometric fingerprint technology.

Hawk Systems (www.hawksystemsinc.com) delivered last week the first 28 units of its patented biometric vehicle identification car starter system to 45th Street Auto Sales, Inc. The Hawk Biometric Vehicle Identification Car Starter (SECUREPASSTM) is a fingerprint-identification security technology device offering automotive security to automobile owners, buyers and dealers alike.

45th Street Auto Sales, Inc., is a Buy Here Pay Here car lot located in West Palm Beach Florida.  45th Street Auto Sales has also signed a contract to install Hawk Systems’ SECUREPASSTM System Vehicle Identification System on all cars sold by 45th Street Auto Sales.

Hawk Systems’ goal with the SECUREPASSTM technology is focused on prevention; rather than just the recovery of a vehicle after it has been stolen. The SECUREPASSTM system offers a proactive measure to theft or car-jacking; in contrast, most of the security systems available today are reactive systems, such as: GPS, basic car alarms, and other similar systems, which emit only noise or radio signals while a vehicle is being stolen.  Hawk Systems’ SECUREPASSTM system is a true multi-layer live fingerprint-ID security device, not just an optical scan of a fingerprint. The system offers redundant, fail-safe automotive security and once installed it will render the vehicle inoperable to any non-authorized user.  The SECUREPASSTM system supports up to 16 approved users per vehicle.

Michael Diamant, CEO, stated “Hawk Systems believes fingerprint security will, in the coming year or two, be as common as cell phones. With an increase in vehicle thefts occurring, people will see the benefit to protecting their vehicle before it is stolen rather than trying to locate and recover it after the fact.  We believe that SECUREPASSTM provides that proactive security.”

About Hawk Systems, Inc.: Hawk Systems, Inc., is a developer of innovative fingerprint authentication technology that it believes offers high degrees of security, convenience, and ease of use in applications such as automobile locks and potentially identity theft-protection. Hawk Systems believes that this type of technology can also be used for security in banking, healthcare, hotel/casino operations, employee time clock and attendance, stadium security, sporting and gaming applications where identity management is required.

Hawk Systems’ current product offerings are based on US Patent 6,927,668 The Hawk Print Access Security System (PASS) and pending patent US Patent Application SN 11/622,48, The Hawk Touch & Go POS. Hawk Systems intends to file additional process patents as warranted to further expand its product offerings.

This press release and our other communications and statements may contain "forward-looking statements," including statement about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "target," "goal," and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see our public filings with the Securities and Exchange Commission available at www.sec.gov. However, other factors besides those referenced in our public filings could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact:
Hawk Systems, Inc.
Michael Diamant, 561-962-2885